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                                                             EXHIBIT 21.1

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
NAME                                      JURISDICTION OF INCORPORATION
----                                      ------------------------------
Agricultural Supply, Inc.                 Delaware
Aspen Consulting Companies, Inc.          Colorado
Mitigation Services, Inc.                 Delaware
Turf Partners, Inc.                       Delaware
Yuma Acquisition Sub, Inc.                Delaware

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